Exhibit 99.1

Better Therapeutics Completes Enrollment of Pivotal Trial for BT-001,

a Prescription Digital Therapeutic for Type 2 Diabetes

Primary endpoint data expected in Q1 2022

SAN FRANCISCO, November 18, 2021 – Better Therapeutics, Inc. (“Better Therapeutics”; NASDAQ: BTTX), a prescription digital therapeutics company developing cognitive behavioral therapy to address the root causes of cardiometabolic diseases, today announced the completion of patient enrollment in its potentially pivotal study to evaluate the safety and efficacy of BT-001 for the treatment of type 2 diabetes.

BT-001 is being developed as an FDA-regulated, prescription digital therapeutic that delivers a novel form of cognitive behavioral therapy to patients with uncontrolled type 2 diabetes. The study exceeded its target, enrolling 662 patients from California, Illinois, Florida, Georgia, New York, and Texas.

“We are deeply thankful to our study participants, investigators and partners for their dedication to this study. With their help, we now can demonstrate that use of BT-001 can meaningfully improve upon the Standard of Care,” said Mark Berman, M.D., chief medical officer of Better Therapeutics. “With roughly half of all patients living with type 2 diabetes not reaching treatment goals despite use of medications, the need for a novel treatment approach is urgent. We see tremendous potential for the development of prescription digital therapeutics, such as BT-001, to improve treatment outcomes without adding to the burden of drug-related side-effects.”

If positive, study results may support a regulatory submission for marketing authorization from the U.S. Food & Drug Administration (FDA). Exploratory endpoint data captured during this study, including change in insulin resistance, blood lipids, inflammation, blood pressure and weight, could accelerate the development of Better Therapeutics’ product candidates to treat other cardiometabolic conditions.

Better Therapeutics is also conducting a real-world evidence study with Mass General Brigham, Colorado Prevention Center and Catalyst Health Network to evaluate the long-term effectiveness and healthcare utilization changes associated with the use of BT-001. It is expected that primary care providers will prescribe, and insurers will reimburse the company’s therapeutics much like they would a traditional medication.

The Better Therapeutics platform blends clinical, behavioral, and psychological inputs into a series of therapy lessons and skill-building modules. These are designed to isolate and shift the underlying thoughts and beliefs which guide diet and lifestyle behaviors that cause a wide range of cardiometabolic diseases, including type 2 diabetes

Clinical data on the efficacy and safety of Better Therapeutics developmental product candidates has been published in multiple peer-review journals including Journal of the Endocrine Society, JMIR Cardio, JMIR Diabetes and more.

About Better Therapeutics

Better Therapeutics is a prescription digital therapeutics (PDT) company developing a novel form of cognitive behavioral therapy to address the root causes of cardiometabolic diseases. The company has developed a proprietary platform for the development of FDA-regulated, software-based solutions for type 2 diabetes, heart disease and other conditions. The cognitive behavioral therapy delivered by Better Therapeutics’ PDT is designed to enable changes in neural pathways of the brain so lasting changes in behavior become possible. Addressing the underlying causes of these diseases has the potential to dramatically improve patient health while lowering healthcare costs. Better Therapeutics clinically validated mobile applications are intended to be prescribed by physicians and reimbursed like traditional medicines. For more information visit: bettertx.com

Forward-Looking Statements

Certain statements made in this press release are “forward-looking statements” within the meaning of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements are based on the current expectations of the management of Better Therapeutics and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements including: risks related to Better Therapeutics’ business, such as the willingness of the FDA to approve PDTs and insurance companies to reimburse their use; and other risks and uncertainties included under the header “Risk Factors” in the definitive proxy statement/prospectus filed by us on October 12, 2021.

Media Contact

Heidi Chokeir

heidi.chokeir@canalecomm.com

+1 619 203 5391

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